Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-191436 and 33-203222 on Form S-8 of Science Applications International Corporation, of our report dated June 28, 2016, relating to the financial statements and supplemental schedule appearing in this Annual Report on Form 11-K of Science Applications International Corporation Retirement Plan for the year ended December 31, 2015.

/s/ MAYER HOFFMAN MCCANN P.C.

San Diego, California

June 28, 2016